EXHIBIT 15

                            [LOGO OF CFO ADVANTAGE]

Members of:
  SEC Practice Session                               Jason F. Griffith, CPA, CMA
  American Institute of CPAs                         Melissa R. Blue
  Institute of Management Accountants
  Association of Certified Fraud Examiners
  Public Company Accounting Oversight Board





May 15, 2004


Securities and Exchange Commission
Washington, DC


The firm of CFO Advantage, Inc. acknowledges awareness of the use and inclusion of the unaudited financial information for the March 31, 2004 10-QSB for Vista Continental Corporation.


Best Regards,


CFO Advantage, Inc.